SCHEDULE 14A

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.)

     Filed by the Registrant:   [X]

     Filed by a Party other than the Registrant |_|

     Check the appropriate box:

     |X|  Preliminary Proxy Statement

     |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     |_|  Definitive Proxy Statement

     |_|  Definitive Additional materials

     |_|  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12


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                (Name of Registrant as Specified in Its Charter)

               VARSITY BRANDS, INC. (FORMERLY RIDDELL SPORTS INC.)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.


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     (1)  Title of each class of securities to which transaction applies:


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     (2)  Aggregate number of securities to which transaction applies:


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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4)  Proposed maximum aggregate value of transaction.


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     (5)  Total fee paid:

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     |_|  Fee paid previously with preliminary materials.


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     |_|  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

                              VARSITY BRANDS, INC.
                       6745 LENOX CENTER COURT, SUITE 300
                            MEMPHIS, TENNESSEE 38115


DEAR FELLOW STOCKHOLDER:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Varsity Brands, Inc. ("Varsity" or the "Company") to be held on August 29, 2002, at 10:00 a.m. (Central Time), at Varsity's corporate headquarters at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115.

For the reasons set forth in the accompanying proxy statement, your Board of Directors unanimously recommends that you vote for:

     1.   Management's nominees for directors;

     2.   Appointing Grant Thornton LLP as Varsity's independent auditors; and

     3.   Such other business as may properly come before the meeting.

In order to ensure that your shares are represented at the meeting, I urge you to promptly date, sign and mail the enclosed proxy using the enclosed addressed envelope, which needs no postage if mailed in the United States. You may withdraw or revoke your proxy at any time prior to the Annual Meeting.



                                       Very truly yours,


                                       /s/ Robert E. Nederlander
                                       -------------------------
                                       Robert E. Nederlander
                                       CHAIRMAN OF THE BOARD

[DATED:  ____, 2002]

                              VARSITY BRANDS, INC.
                       6745 LENOX CENTER COURT, SUITE 300
                            MEMPHIS, TENNESSEE 38115

                        ---------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 29, 2002

                        ---------------------------------

Dear Fellow Stockholder of Varsity Brands, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Varsity will be held on August 29, 2002, at 10:00 a.m. (Central Time), at Varsity's corporate headquarters at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, for the purpose of considering and voting upon the following proposals:

     1.   The election of directors;

     2. To ratify the appointment of Grant Thornton LLP as Varsity's independent auditors for the calendar year ending December 31, 2002; and

     3.   Such other business as may properly come before the meeting.

     The close of business on July 25, 2002 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment or postponement thereof, and only stockholders of record on such date are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors


                                       /s/ Robert E. Nederlander
                                       -------------------------
                                       Robert E. Nederlander
                                       CHAIRMAN OF THE BOARD

Dated: [____, 2002]

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES. THE PROXY MAY BE REVOKED IN WRITING PRIOR TO THE MEETING, OR IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                              VARSITY BRANDS, INC.

                          ----------------------------

                           PRELIMINARY PROXY STATEMENT
                       2002 ANNUAL MEETING OF STOCKHOLDERS

                          ----------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This preliminary proxy statement is solicited on behalf of the Board of Directors of Varsity Brands, Inc. for use at the Annual Meeting of Stockholders of Varsity to be held on August 29, 2002, at 10:00 a.m. (Central Time), at Varsity's corporate headquarters at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, and at any adjournment or postponement thereof (the "Annual Meeting"). The purposes for which the Annual Meeting is to be held are set forth in the Notice of Meeting on the preceding page. It is anticipated that the final proxy statement and the proxies solicited thereby will first be sent or delivered to stockholders on or about [JULY __, 2002].

REVOCABILITY AND VOTING OF PROXIES

     The proxy may be revoked by the stockholder at any time prior to its use by Varsity by voting in person at the Annual Meeting, by executing a later proxy, or by submitting a written notice of revocation to the Secretary of Varsity at Varsity's office or at the Annual Meeting. If the proxy is signed properly by the stockholder and is not revoked, it will be voted at the meeting. If a stockholder specifies how the proxy is to be voted, the proxy will be voted in accordance with such specification. Otherwise, the proxy will be voted in the manner specified on the proxy.

     Both of the two proposals for which proxies are being solicited, the voting for Varsity's directors and the appointing of Grant Thornton LLP as Varsity's independent auditors, are considered "discretionary" proposals, which means that brokers who hold shares of common stock in "street name" for customers are authorized to vote on such proposals on behalf of their customers unless expressly advised to the contrary.

     Abstentions, being shares present, entitled to vote and affirmatively not voted are counted for determining a quorum, but are not considered as a vote with respect to discretionary proposals.

RECORD DATE AND SHARE OWNERSHIP

     At the close of business on July 25, 2002, 9,452,252 shares of our common stock, $.01 par value, were outstanding and eligible to vote at the Annual Meeting. Each stockholder of record is entitled to one vote for each share held on all matters to come before the meeting. Only stockholders of record at the close of business on July 25, 2002 are entitled to notice of and to vote at the meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 25, 2002 pertaining to ownership of Varsity's common stock by persons known to Varsity to own 5% or more of Varsity's common stock and common stock owned beneficially by each director and named executive officer of Varsity and by directors and named executive officers of Varsity as a group.

     The information contained herein has been obtained from Varsity's records, or from information furnished directly by the individual or entity to Varsity made by such persons with the U.S. Securities and Exchange Commission.

                                                SHARES OWNED BENEFICIALLY       PERCENT OF COMMON STOCK
                                                -------------------------       -----------------------
    Robert E. Nederlander                             1,267,212(1)                       13.4%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Jeffrey G. Webb                                   1,325,137(2)                       13.4%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    John M. Nichols                                     58,500(3)                          *
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    David Groelinger                                   119,750(4)                        1.3%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Leonard Toboroff                                  1,318,585(5)                       13.9%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Don R. Kornstein                                    59,937(6)                          *
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    John McConnaughy, Jr.                             1,053,937(7)                       11.1%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Glenn E. "Bo" Schembechler                          52,500(8)                          *
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Arthur N. Seessel, II                               22,500(9)                          *
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    W. Kline Boyd                                      136,985(10)                       1.4%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Gregory C. Webb                                    168,573(11)                       1.8%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    J. Kristyn Shepherd                                113,005(12)                       1.2%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    All officers and directors as a group             5,696,621(13)                      54.0%
    (12 individuals)

    David M. Mauer                                     588,145(14)                       5.9%
    c/o Varsity Brands, Inc.
    6745 Lenox Center Court, Suite 300
    Memphis, TN 38115

    Angelo, Gordon & Co., L.P.                        1,696,832(15)                      15.2%
    245 Park Avenue, 26th Fl.
    New York, NY 10167

    Dimensional Fund Advisors Inc.                     526,508(16)                       5.6%
    1299 Ocean Ave., 11th Fl.
    Santa Monica, CA 90401
                                                       473,500(17)                       5.0%
    Grover Capital Advisors LLC
    767 Third Avenue, 15th Fl.
    New York, NY 10017

*    Less than 1%

(1) 1,267,212 shares are owned by Mr. Nederlander directly or through entities controlled by him having dispositive power over these shares, and 37,500 of these 1,267,212 shares underlie options granted under

     Varsity's 1991 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(2) Includes 459,010 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(3) Includes 2,500 shares underlying options granted under Varsity's 1991 Stock Option Plan and 56,000 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(4) Includes 111,250 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable within 60 days of July 25, 2002.

(5) Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(6) Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable within 60 days of July 25, 2002.

(7) Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002. Mr. McConnaughy has pledged his interest in 1,016,437 shares of Varsity's common stock to financial institutions to secure loans.

(8) Includes 37,500 shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(9) Represents shares underlying options granted under Varsity's 1991 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(10) Includes 103,990 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(11) Includes 92,556 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(12) Includes 62,556 shares underlying options granted under Varsity's 1997 Stock Option Plan that are exercisable currently or within 60 days of July 25, 2002.

(13) The aggregate number of shares beneficially owned and percent of common stock beneficially owned by all officers and directors as a group does not include David Mauer, and does not include an aggregate of 93,088 shares of underlying options granted to the officers and directors under Varsity's 1991 Stock Option Plan and 1997 Stock Option Plan.

(14) Includes 480,000 shares underlying options granted under Varsity's 1991 Stock Option Plan which are exercisable currently or within 60 days of July 25, 2002. Mr. Mauer is included in the table as an executive officer in accordance with Rule 402(a)(3) of Regulation S-K. Mr. Mauer resigned as Chief Executive Officer and President of Varsity as of June 2001 in connection with the sale of the Riddell Division in 2001.

(15) Based on a Schedule 13G filed February 13, 1997, Angelo, Gordon & Co., L.P. may be deemed to be the beneficial owner of 1,696,832 shares as a result of voting and dispositive powers it holds with respect to $1,375,000 principal amount of Varsity's 4.10% Convertible Subordinated Note due November 1, 2004 (the "Notes") convertible at $4.42 per share into 311,086 shares of Varsity's common stock held for its own account and $6,125,000 principal amount of Notes convertible into 1,385,746 shares of common stock which it holds for the account of private investment funds for which it acts a general partner and/or investment advisor or investment manager.

(16) Based on a Schedule 13G filed January 30, 2002, Dimensional Fund Advisors Inc. may be deemed to be the beneficial owner of 526,508 shares.

(17) Based on a Schedule 13F filed May 15, 2002, Grover Capital Advisors LLC may be deemed to be the beneficial owner of 473,500 shares.

              ELECTION OF DIRECTORS AND LIST OF EXECUTIVE OFFICERS

     In the absence of contrary instructions by the stockholder giving the proxy, the stockholder's proxy will be voted for the election of Jeffrey G. Webb, John McConnaughy, Jr., Robert E. Nederlander, Don R. Kornstein, Leonard Toboroff, Glenn E. "Bo" Schembechler, and Arthur N. Seessel, III to serve as members of the Board of Directors until the next Annual Meeting of Stockholders or until their respective successors shall have been elected and shall have qualified.

     If any nominee is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons named in the proxy will vote for another person in accordance with their best judgment. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting for the election of directors. Directors hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

     Information with respect to the nominees and the executive officers of Varsity is set forth below as of July 25, 2002 and is based upon the records of Varsity and information furnished to it by the nominees and executive officers. See "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to the Common Stock owned by the nominees.

                                                                                      HAS SERVED AS
NAME                         AGE    POSITION WITH VARSITY                             DIRECTOR SINCE
----                         ---    ---------------------                             --------------
DIRECTORS:

Robert E. Nederlander        69     Chairman of the Board                             April 1988

Jeffrey G. Webb              52     Chief Operating Officer and Vice                  June 1997
                                    Chairman of the Board

Leonard Toboroff             69     Director and Vice President                       April 1988

Don R. Kornstein             50     Director                                          April 1995

John McConnaughy, Jr.        73     Director                                          September 1989

Glenn E. "Bo" Schembechler   73     Director                                          September 1991

Arthur N. Seessel, III       64     Director                                          February 1999

OTHER EXECUTIVE OFFICERS

John M. Nichols              50     Chief Financial Officer

David Groelinger             51     Executive Vice President

W. Kline Boyd                48     Senior Vice President, Apparel and Accessories

Gregory C. Webb              50     Senior Vice President, Camps and Events

J. Kristyn Shepherd          47     Senior Vice President, Special Events

     Set forth below is biographical information regarding each director and executive officer of Varsity's based on information supplied by them.

     ROBERT E. NEDERLANDER. Mr. Nederlander has been Chairman of the Board of since April 1988 and was Varsity's Chief Executive Officer from April 1988 through April 1, 1993. Mr. Nederlander has been President and/or a Director since November 1981 of the Nederlander Organization, Inc., owner and operator of one of the world's largest chains of live theaters. Since December 1998 Mr. Nederlander has been a co-managing member of the Nederlander Company LLC, an operator of live theaters outside of New York City. He served as the Managing General Partner of the New York Yankees from August 1990 until December 1991, and has been a limited partner and a Director since 1973. Mr. Nederlander has been President since October 1985 of the Nederlander Television and Film Productions, Inc. and Chairman of the Board and Chief Executive Officer from January 1985 to January 2002 of MEGO Financial Corporation. Mr. Nederlander was a director of MEGO Mortgage Corporation from December 1996 until June 1998. Mr. Nederlander became Chairman of the Board of Allis-Chalmers Corp. in May 1989; from 1993 through October 1996 he was Vice Chairman, and thereafter he remained solely a director. In 1995, Mr. Nederlander became a director of HFS Incorporated, which later merged into Cendant Corporation. In October 1996 Mr. Nederlander became a director of News Communications, Inc., a publisher of community-oriented free circulation newspapers.

     JEFFREY G. WEBB. Mr. Webb has been the Vice Chairman of the Board since Varsity was acquired by Riddell in June 1997. Mr. Webb was appointed Varsity's Chief Executive Officer and President in June 2001, and previously served as Varsity's Chief Operating Officer from October 1999 through June 2001. Prior to the Varsity acquisition, Mr. Webb was Chairman of the Board, President and Chief Executive Officer of Varsity Spirit Corporation since its formation in 1974.

     JOHN M. NICHOLS. Mr. Nichols has been Chief Financial Officer, Secretary and Treasurer of Varsity since June 2001. Mr. Nichols joined Varsity Spirit Corporation, Varsity's wholly owned subsidiary, on April 1, 1992 as Vice President, Accounting and Income Taxes and served as Senior Vice President, Finance of Varsity Spirit Corporation since July 1992 and Chief Financial Officer since April 1994. From October 1988 through March 1992, Mr. Nichols owned and operated an independent certified public accounting practice, during the course of which he provided accounting and financial consulting services to Varsity Spirit Corporation. Prior to October 1988, Mr. Nichols was Chief Financial Officer of French Quarter Inn, Inc. and a partner with the independent certified public accounting firm of BDO Seidman, LLP.

     LEONARD TOBOROFF. Mr. Toboroff has been Vice President of Varsity since April 1988. Since May 1989, Mr. Toboroff has been a Vice President and Vice Chairman of the Board of Allis-Chalmers Corp. Mr. Toboroff has been a practicing attorney since 1961 and from January 1, 1988 to December 31, 1990, was counsel to Summit Solomon & Feldesman in New York City, which was counsel to Varsity from April 1988 through February 1993. He has been a Director since August 1987 and was Chairman and Chief Executive Officer from December 1987 to May 1988 of Ameriscribe Corp. Mr. Toboroff was Chairman and Chief Executive Officer from May through July 1982, and then was Vice Chairman from July 1982 through September 1988 of American Bakeries Company. Mr. Toboroff has been a director of Engex, Inc. since March 1999.

     DAVID GROELINGER. Mr. David Groelinger has been Executive Vice President of Varsity since June 1996, and previously served as Varsity's Chief Financial Officer from March 1996 through June 2001. From 1994 to 1995 he was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of Regency Holdings (Cayman) Inc., which owned and operated a major international cruise line. Prior to 1994 Mr. Groelinger served in various senior financial capacities during his twelve years at Chiquita Brands International, Inc. In 1990, he was promoted to Vice President reporting to Chiquita's President and Chief Operating Officer.

     DON R. KORNSTEIN. Mr. Kornstein is currently President of Alpine Advisors LLC. Prior to this, Mr. Kornstein was a member of the Board of Directors, Chief Executive Officer and President of Jackpot Enterprises, Inc. from September 1994 through February 2000. Prior to this Mr. Kornstein was a Senior Managing Director at Bear, Stearns & Co. Inc. for 17 years through September 1994. Mr. Kornstein has been a director of Varsity since April 1995.

     JOHN MCCONNAUGHY, JR. Mr. McConnaughy has been Chairman and Chief Executive Officer of JEMC Corp. since 1988. Mr. McConnaughy is the Chairman of the Board of the Excellence Group, LLC, which filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code on January 13, 1999. The Excellence Group's subsidiaries produced labels for a variety of customers. From 1969 to 1986, Mr. McConnaughy served as Chairman and Chief Executive Officer of Peabody International Corp. ("Peabody"). From 1981 to 1992, he served as

Chairman and Chief Executive Officer of GEO International Corp. when it was spun off from Peabody in 1981. Mr. McConnaughy is a Director of Fortune Natural Resources, Levcor International, Inc., Wave Systems, Inc., Consumer Portfolio Services Inc. and Ratexchange Corp. He has been a director of Varsity since September 1989.

     GLENN E. "BO" SCHEMBECHLER. Mr. Schembechler was President of the Detroit Tigers from January 1990 through August 1992 and a member of the Tigers Board of Directors from 1989 through 1990. He is also a Director of Midland Company. From 1968 through 1989, Mr. Schembechler was head football coach of the University of Michigan and served as its Athletic Director in 1988 and 1989. He has been a director of Varsity since September 1991.

     ARTHUR N. SEESSEL, III. Mr. Seessel was the Chief Executive Officer of Seessel Holdings Inc., a supermarket chain located in Memphis, Tennessee, until the company was sold in 1996. Mr. Seessel currently serves as a consultant to Schnuck Markets, Inc. and is a member of the Board of Directors of 1st Trust Bank, Wunderlich Securities, Land O'Frost, Inc. and Auto Radio Inc. He has been a director of Varsity since February 1999.

     W. KLINE BOYD. Mr. Boyd has been Senior Vice President and General Manager
- Varsity Spirit Fashions since March 1989, a date which precedes the June 1997 acquisition of Varsity. Mr. Boyd has been a member of the Board of Directors of Boyd & McWilliams Energy Group, Inc. since 1978 and has been a member of the Board of Directors of Smith Oil Company, Inc. since 1988.

     GREGORY C. WEBB. Mr. Webb has been Senior Vice President and General Manager - Universal Cheerleaders Association since 1989, a date which precedes the June 1997 acquisition of Varsity. Mr. Webb has been general manager of the Universal Cheerleaders Association operations since 1986 and had previously served in similar capacities since joining Varsity in 1976. Mr. Webb is the brother of Jeffrey G. Webb, the Varsity's Chief Executive Officer and President and Vice Chairman of the Board.

     J. KRISTYN SHEPHERD. Ms. Shepherd has been Senior Vice President - Universal Cheerleaders Association since 1989, a date which precedes the June 1997 acquisition of Varsity, and has served in various other capacities since joining the Company in 1979. Ms. Shepherd oversees the Company's special events and studio dance operations as well as television productions.

                                      * * *

             THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE
              STOCKHOLDERS VOTE "FOR" THE NOMINEES FOR DIRECTORS.

                                     * * *

                STRUCTURE AND COMPENSATION OF BOARD OF DIRECTORS


DIRECTORS' FEES AND BOARD MEETING ATTENDANCE

     Directors who are not officers of Varsity received a fee in 2001 of $20,000 per annum. In 2001, directors who were members of the Audit and Compensation Committees of the Board (Messrs. McConnaughy, Kornstein, Schembechler and Seessel) were also each paid an aggregate additional amount of $5,000 per annum for their Committee memberships.

     No options were granted to any directors in 2001. In February of 2002, Messrs. Nederlander, Toboroff, McConnaughy, Kornstein and Schembechler were each granted options to purchase up to 7,500 shares of Varsity's common stock at an exercise price of $1.85 per share. These grants were pursuant to provisions of the 1997 Stock Option Plan which provide for fixed automatic grants of options to eligible directors as described below under "General Description of 1997 Stock Option Plan."

     See "Summary Compensation Table" and "Options Granted in 2001" for a discussion of compensation paid to Mr. Mauer, who served as Varsity's Chief Executive Officer and a director for part of 2001 and Mr. Webb, Varsity's Vice Chairman and Chief Operating Officer for part of the year and Chief Executive Officer for the remainder of the year.

     Varsity has agreed to indemnify each director and officer against certain claims and expenses for which the director might be held liable in connection with service on the Board. In addition, Varsity maintains an insurance policy insuring our directors and officers against such liabilities.

     During calendar year ended December 31, 2001, there were three meetings of the Board of Directors.

COMMITTEE STRUCTURE AND MEETINGS

     The Board of Directors maintains an Executive Committee consisting of Mr. Nederlander, the Committee's Chairman, Mr. Toboroff and Mr. Webb. Under Varsity's bylaws the Executive Committee has the power of the full Board. The Executive Committee held one meeting in 2001.

     The Board of Directors also maintains a Compensation Committee comprised in 2001 of Messrs. McConnaughy, Schembechler, Seessel and Kornstein. Mr. Kornstein was Chairman of the Committee in 2001. None of these individuals has ever been an officer of Varsity. The Compensation Committee reviews and establishes the cash and non-cash compensation of key employees and recommends grants of options under Varsity's 1991 Stock Option Plan and 1997 Stock Option Plan. It considers recommendations of management and, when it deems appropriate, the advice of outside experts in connection with these determinations. The Compensation Committee had two meetings in 2001, one of which was attended by all of the members of the Compensation Committee.

     The Board of Directors also maintains an Audit Committee which in 2001 consisted of Messrs. McConnaughy, Schembechler, Seessel and Kornstein. Mr. Kornstein was Chairman of the Committee in 2001. No member of the Audit Committee has ever been an officer of Varsity. The Audit Committee had four meetings in 2001, one of which was attended by all of the members of the Audit Committee.

     The members of each committee are appointed by the Board of Directors for a term beginning after the first regular meeting of the Board following the Annual Meeting and until their respective successors are elected and qualified. Each committee elects its own Chairman.

                            SECTION 16(A) DISCLOSURE

     Varsity believes, based solely on its review of the copies of the Forms 3, 4 and 5 required to be filed with Varsity pursuant to Section 16(a) of the Exchange Act by its officers, directors and beneficial owners of more than 10% of Varsity's Common Stock ("insiders"), that during the fiscal year ended December 31, 2001, all filing requirements applicable to its insiders were complied with.

                  COMPENSATION COMMITTEE REPORT ON COMPENSATION

GENERAL

     After consultation with supervising management, the Compensation Committee of the Board of Directors determined the cash compensation of, and recommended for full Board approval grants of incentive stock options to, senior executive officers for 2001. Messrs. Nederlander, Toboroff and Webb are senior executive officers and members of the Board of Directors of Varsity and do not vote on matters concerning their own compensation.

COMPENSATION PHILOSOPHY

     The executive compensation philosophy of the Board of Directors and its Compensation Committee (which is intended to apply to all Company management, including its Chief Executive Officer) is to provide competitive levels of compensation, provide incentives to management, reward above average corporate performance, and assist Varsity in attracting and retaining qualified management. Management compensation is intended to be set at levels that the Board of Directors believes is consistent with others in Varsity's industry and at a level that will aid in attracting and retaining qualified management. The Board of Directors endorses the position that equity ownership by management is beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

     The components of executive officer compensation are designed to meet Varsity's compensation policies. Presently, the program contains two elements:
1) base salary (plus benefits customarily paid to employees, such as insurance) and 2) incentive compensation, consisting of cash (bonus) and non-cash (stock options and stock grants) incentive compensation.

     Varsity from time to time has consulted with executive compensation experts to assist it in evaluating and establishing appropriate cash and non-cash compensation for key employees and directors, and may do so in the future.

COMPENSATION OF EXECUTIVE OFFICERS

     Base salaries for executive officers are determined initially by evaluating the responsibilities of the position and the experience, qualifications and talents of the individual relevant to his or her position and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable public companies. Salary adjustments are, generally, discretionary and determined by evaluating management's recommendations, the competitive marketplace, the performance of Varsity, the performance and overall contribution of the executive and any increased responsibilities assumed by the executive.

     In order to induce qualified individuals to join Varsity and continue their employment, Varsity has granted certain senior executive officers guaranteed signing bonuses in fixed amounts as well as bonuses for the first year of employment.

     In determining the size of an executive's annual bonus, if any, the Committee compares performance of the division in which the executive works to Varsity's business plan for that division in that year, the contribution of the individual to the performance of that division, and the individual's performance against agreed-upon goals developed by the employee with senior management.

     No stock options were granted to employees in 2001.

     In accordance with rules of the Securities and Exchange Commission (the "Commission"), the Executive Compensation Philosophy of the Board is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by Varsity with the Commission.


                                                  COMPENSATION COMMITTEE OF
                                                  THE BOARD OF DIRECTORS


                                                  Don R.  Kornstein
                                                  John McConnaughy, Jr.
                                                  Glenn E. Schembechler
                                                  Arthur N. Seessel, III

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors is composed of four non-employee directors. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company's financial reporting process. The Board of Directors, in its business judgment, has determined that each member of the Audit Committee is "independent" as defined in Rule 420D(a)(15) of the National Association of Securities' Dealers' listing standards. The Audit Committee operates pursuant to a charter, a copy of which is attached to this Proxy Statement as Appendix A. As set forth in the charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and its independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEES, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, as currently in effect, and has considered whether the provision of non-audit services by the independent auditors to the Company is compatible with maintaining the auditor's independence and has discussed with the auditors the auditor's independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent."

     Based on the review and discussions referred to above, the Audit Committee recommended to Varsity's Board of Directors that Varsity's audited financial statements be included in Varsity's Annual report on Form 10-K for the fiscal year ended December 31, 2001.


                                                 AUDIT COMMITTEE OF
                                                 THE BOARD OF DIRECTORS

                                                 Don R.  Kornstein
                                                 John McConnaughy, Jr.
                                                 Glenn E. Schembechler
                                                 Arthur N. Seessel, III

                           SUMMARY COMPENSATION TABLE

     The table below sets forth the cash compensation paid to or accrued for Varsity's Chief Executive Officer and its four other most highly paid executive officers in 2001 for services rendered in all capacities to Varsity and its subsidiaries during the fiscal years ended December 31, 2001, 2000 and 1999.

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                ANNUAL COMPENSATION                      AWARDS
                                                ------------------------------------   ------------
                                                                                       SECURITIES
                                                                        OTHER ANNUAL    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR        SALARY      BONUS      COMPENSATION    OPTIONS(1)       COMPENSATION(2)
---------------------------          ----       --------   --------     ------------   ------------      ---------------
David M. Mauer..................     2001       $324,208   $     --      $      --             --         $ 1,857,040(3)
   Chief Executive Officer and       2000        609,788         --             --             --               2,040
   President (January-June 2001)     1999        579,792    130,000             --         40,000                 960

Jeffrey G. Webb.................     2001       $409,500   $100,000      $      --             --         $       200
   Chief Executive Officer and       2000        397,688         --             --             --                 200
   President (June 2001-present)     1999        378,135    273,500(4)          --         35,000                 300
   Chief Operating Officer
   (January-June 2001)

David Groelinger................     2001       $245,631   $     --      $      --             --         $   251,386
   Executive Vice President (5)      2000        233,133         --             --             --               2,040
                                     1999        221,692     50,000             --         15,000                 960

Robert E. Nederlander...........     2001       $224,201    $12,241      $      --             --         $        --
   Chairman of the Board             2000        200,984         --             --          7,500                  --
                                     1999        198,996         --         16,875(6)       7,500                  --

Leonard Toboroff................     2001       $224,195    $12,241      $      --             --         $    17,863
   Director and Vice President       2000        200,979         --             --          7,500               2,010
                                     1999        198,989         --         16,875(6)       7,500                 960

----------

(1) These options were issued under Varsity's 1991 Stock Option Plan or 1997 Stock Option Plan.

(2) Represents Varsity's contribution to a 401(k) plan on behalf of the employee, except for the payments described below in Notes (3) and (5).

(3) David Mauer resigned as Chief Executive Officer and President of Varsity on June 22, 2001 in connection with the sale of the Riddell Group Division. See "Employment Agreements and Change of Control Arrangements" for further information. Mr. Mauer received the following payments, which are shown as All Other Compensation;" (i) $1.75 million under the terms of his Separation Agreement; (ii) $90,000 under the terms of his Non-Competition Agreement; and (iii) $15,000 under the terms of his Consulting Agreement.

(4) Includes unrestricted stock awards of Varsity's common stock. The stock awards to Mr. Webb for 2001, 2000 and 1999 were for -0-, -0- and 41,600 shares valued at $-0-, $-0- and $130,000, respectively. The value of the awards is based on the quoted market prices on the day the awards were granted which were $-0-, $-0- and $3.13 per share for the 2001, 2000 and 1999 awards, respectively.

(5) David Groelinger resigned as Chief Financial Officer on June 22, 2001, in connection with the sale of the Riddell Group Division, but continues to serve as Executive Vice President. Mr. Groelinger received payments totaling $250,000 related to the sale of the Riddell Group Division.

(6) In 1999, Messrs. Nederlander and Toboroff each received a payment of $16,875 in exchange for the surrender of stock options granted to them in 1994 for 15,000 shares each, at an exercise price of $2.625. The payment was computed based on the "in the money" value of the options at the time of the payments. Other perquisites and other personal benefits paid for the named executive officers are omitted from the table as permitted by the rules of the U.S. Securities and Exchange Commission because they aggregated less than the lesser of $50,000 and 10% of the total annual salary and bonus set forth in the columns entitled, "Salary" and "Bonus" for each named executive officer.


                          STOCK OPTIONS GRANTED IN 2001

     No stock options were granted during 2001 under either the Company's 1991 or 1997 plan


          STOCK OPTION EXERCISES AND STOCK OPTIONS HELD AT END OF 2001

     The following table indicates the total number of exercisable and unexercisable stock options held by each named executive officer listed below on December 31, 2001. No options to purchase Varsity's Common Stock were exercised by any of these individuals during 2001. On December 31, 2001, the last sale price of the Common Stock on the American Stock Exchange was $2.20 per share.

                                                        NUMBER OF SECURITIES
                                                        UNDERLYING                      VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                                                        DECEMBER 31, 2001               AT DECEMBER 31, 2001 (2)
                            SHARES         VALUE        ---------------------------     ---------------------------
                            ACQUIRED ON    REALIZED
NAME                        EXERCISE (#)   ($) (1)      EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
---------------------       ------------   --------     -----------   -------------     -----------   -------------
David M. Mauer              --             --             480,000            --              --              --
Jeffrey G. Webb             --             --             441,510        26,250              --              --
David Groelinger            --             --             103,750        11,250              --              --
John Nichols                --             --              52,625        15,875              --              --
Robert E. Nederlander       --             --              37,500            --              --              --
Leonard Toboroff            --             --              37,500            --              --              --

----------

(1) Value realized is based upon the fair market value of common stock on the date of exercise less the exercise price, and does not necessarily indicate that the optionee sold such stock.

(2) The exercise price of all options held at the end of 2001 by the named individuals were equal to or greater than the $2.20 per share December 31, 2001 closing price of the common stock.

            EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL ARRANGEMENTS

     In June 1992, Varsity entered into an employment agreement with each of Messrs. Nederlander and Toboroff. Each agreement continues until terminated by Varsity, with termination effective three years after Varsity delivers notice of termination or, if earlier, until the death or disability of the employee. The agreements are immediately terminable by Varsity for cause (as defined therein). Bonuses are at the discretion of the board. Each agreement provides a base salary of $162,500 which may be increased in the discretion of the board, provided that in any event each year the salaries are increased at least by the percentage increase in the Consumer Price Index. Each agreement provides that in the event Varsity terminates the employee's employment, generally, other than for cause, the employee will receive his full salary through the end of the term of his agreement and annual bonuses for the remainder of the term equal to the average of the annual bonuses awarded to the employee prior to termination. Each agreement acknowledges that the employee will devote time and provide services to entities other than Varsity. In April 2002, Varsity amended its agreements with each of Messrs. Nederlander and Toboroff whereby each of Messrs. Nederlander and Toboroff agreed to waive the percentage Consumer Price Index increase with respect to their base salary of $162,500 as of June 22, 1999, for each annual period from June 22, 1999 to June 21, 2000, June 22, 2000 to June 21, 2001 and June 21, 2001 to June 21, 2002, and Varsity agreed to pay to each of Messrs. Nederlander and Toboroff (i) a bonus of $12,241, and (ii) increase their base salary to $223,841 effective January 1, 2002, and for each twelve
(12) month period thereafter.

     In connection with the acquisition of Varsity Spirit Corporation, Varsity entered into an employment agreement with Mr. Webb effective June 1997. Under the provisions of such agreement Mr. Webb serves as Vice Chairman of the Board of Directors as well as Chief Operating Officer of Varsity. Mr. Webb is entitled to a base salary of no less than $375,000 per year and is eligible to participate in those bonus arrangements which are made available to other senior officers of Varsity at a target level of 40% of his base salary. Pursuant to his employment agreement, Mr. Webb received options to purchase 50,000 shares of common stock of Varsity with a per share exercise price of $5.44 and "special options" to purchase an additional 347,760 shares at a per share exercise price of $3.80. Upon termination of Mr. Webb's employment (1) by Varsity without cause, as defined in Webb's agreement, (2) by Mr. Webb with good reason, as defined in Webb's agreement, or (3) as a result of a change in control, as defined in Webb's agreement, Mr. Webb will receive continued payments of base salary for the longer of the remainder of the term of the agreement and one year, or two years if as a result of a change of control, as well as other benefits. Mr. Webb is subject to a non-competition covenant generally for a period of two years following the termination of his employment for any reason. Mr. Webb's Employment Agreement has by its terms expired. Varsity and Mr. Webb continue to operate in accordance with the expired Employment Agreement and are currently negotiating a new Employment Agreement. Subsequent to the sale by Varsity of its Riddell Group Division, Mr. Webb was elevated to the positions of President and Chief Executive Officer of Varsity.

     In April 1993, Varsity entered into an employment agreement with Mr. Mauer. The agreement, as amended in 1994, provided for an annual base salary in such amount in excess of $400,000 as the Board of Directors determined from time to time. The agreement provided for the years subsequent to 1993, that the Board of Directors and Mr. Mauer establish target bonuses based upon measures to be agreed upon before the beginning of each calendar year, and that Mr. Mauer's bonus would be a percentage, not to exceed 100%, of his base salary based upon the percent of the targets achieved. The agreement was to continue until terminated by Varsity, with termination to be effective three years after Varsity delivered notice of termination or, if earlier, until Mr. Mauer's death or disability. The agreement was immediately terminable for cause, as defined in Mauer's agreement. Mr. Mauer was granted an option for ten years to acquire 300,000 shares of Varsity's common stock pursuant to the Agreement at an average price of $3.63 per share. In the event Mr. Mauer's employment was terminated, generally, other than for cause, Mr. Mauer would receive his salary through the date of his termination, a pro rata portion of the bonus earned through the date of termination, plus three times his annual salary and three times the average of his annual bonus paid in the three years prior to the date of his termination. Additionally, Mr. Mauer's options become fully exercisable for one year. In connection with the sale by Varsity of its Riddell Group Division on June 22, 2001, Mr. Mauer resigned as President, Chief Executive Officer, and as a director of Varsity. In connection therewith, Mr. Mauer's Employment Agreement was terminated, and Varsity and Mr. Mauer entered into each of a Separation Agreement, Consulting Agreement and a Non-Competition Agreement pursuant to which Mr. Mauer received a payment in the amount of $1,750,000, Mr. Mauer will receive fees for his consulting services at a rate of $2,500 per month for a period of two years from the date of the sale, a $15,000 monthly payment for a period of two years from the date of the sale in consideration of his covenant not to compete, and a period of eighteen months in which to exercise the 480,000 options granted to him.

     Varsity entered into an employment agreement with Mr. Groelinger, effective April 1, 2002, in connection with his duties as Executive Vice President. Mr. Groelinger resigned as the Company's Chief Financial Officer, in connection with the sale of the Riddell Group Division. Mr. Groelinger's original employment agreement, dated March 1996, terminated in accordance with its terms. The new agreement provides for an initial annual base salary of $100,000. Mr. Groelinger is also eligible to participate in any bonus and profit sharing plans approved by the Board of Directors. The agreement may be cancelled by either party, upon which Mr. Groelinger will receive his current base salary through the termination date.


                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

     Mr. McConnaughy, a member of Varsity's Board of Directors and its Compensation and Audit Committees, beneficially owns over approximately 11% of Varsity's outstanding Common Stock as of July 25, 2002. See "Security Ownership of Certain Beneficial Owners and Management."


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On February 25, 2000, Varsity entered into a nine (9) year six (6) month sublease with a company owned and controlled by Varsity's chairman, Mr. Robert Nederlander for premises to serve as Varsity's corporate offices located in New York City. Pursuant to the sublease, Varsity will pay a base rent of approximately $117,000 per annum which will rise to approximately $138,000 per annum during the term of the sublease. Varsity will also pay our pro rata share (approximately 33%) of operating expenses during the term of the sublease. Varsity paid $175,000 upon the execution of the sublease, which represents Varsity's pro rata share of the build out expenses relative to the sublease. Management believes that the terms of the sublease are at least equivalent to what Varsity could reasonably expect to receive from an unrelated third party. In connection with Varsity's sale of its Riddell Group Division, Varsity has moved its corporate offices to Memphis, Tennessee, and is currently subleasing their premises to a third party.

                             COMPARATIVE PERFORMANCE

     The following graph shows a comparison of cumulative total returns for Varsity, the AMEX Market Index and an index of peer companies selected by us for the five-year period from January 1, 1997 to December 31, 2001. In accordance with the rules of the U.S. Securities and Exchange Commission, this comparative performance information is not intended to be "filed" or "soliciting material" or subject to Regulations 14A or 14C or Section 18 of the Exchange Act, or incorporated by reference into any other filing by Varsity with the Commission.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                              AMONG VARSITY BRANDS
                     AMEX MARKET INDEX AND PEER GROUP INDEX

                                 [GRAPH OMITTED]

                                                DOLLARS
                         ----------------------------------------------
VARSITY BRANDS, INC.     100      112      112       75      63      50
AMEX MARKET INDEX        100      110      120      145     140     135
SIC CODE INDEX           100      100       40       55      62      75
PEER GROUP INDEX         100      120      110       80     125     135

                     ASSUMES $100 INVESTED ON JAN. 1, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001


     The graph compares the performance of Varsity, the AMEX Market Index, an index of companies in the sporting and athletics goods industry having the same SIC Code as Varsity (SIC Code 3949-Sporting and Athletic Goods), and an index of companies in the sporting goods and education and training services industry groups, the Company's peer group index, with the investment weighted on market capitalization at the beginning of each period for which a return is indicated. The total returns presented assume the reinvestment of dividends, although dividends have not been declared on Varsity's common stock. All indexes were obtained through Media General Financial Services, and are the same indices we used in our Proxy Statement dated August 21, 2001, with the addition of the peer group index in 2002.

                 THE VARSITY BRANDS, INC. 1991 STOCK OPTION PLAN
                           AND 1997 STOCK OPTION PLAN


OUR 1991 STOCK OPTION PLAN AND 1997 STOCK OPTION PLAN

INTRODUCTION

     Varsity maintains two stock option plans: the 1991 Varsity Brands, Inc. Stock Option Plan and the 1997 Varsity brands, Inc. Stock Option Plan pursuant to which there are 59,500 shares of common stock available for grant of options as of July 25, 2002. Varsity has granted an aggregate of 2,478,595 shares of common stock under options and stock grants made in accordance with the 1991 Plan and 1997 Plan as of July 25, 2002, net of past grants canceled or expired. Specifically, Varsity has granted options exercisable for up to 1,038,095 shares of common stock under the 1991 Plan and options exercisable for up to 1,440,500 shares of Common Stock under the 1997 Plan.

GENERAL DESCRIPTION OF 1991 STOCK OPTION PLAN

     As the 1991 Plan is over ten years old, Varsity can no longer grant stock options under the 1991 Plan, although holders of options granted under the 1991 Plan may still exercise their options in accordance with the terms of their respective options. The 1991 Plan is administered by the Board of Directors, which may empower a committee of directors to administer the 1991 Plan. If such committee is appointed, it may exercise all of the powers of the Board in relation to the 1991 Plan. The Board is generally empowered to interpret the 1991 Plan, to prescribe rules and regulations relating thereto, to determine the terms of the option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted, and to determine the number of shares subject to each option and the exercise price thereof. Options granted under the 1991 Plan may be designated as incentive stock options ("ISOs") or nonqualified stock options ("NQSOs"). The per share exercise price for ISOs granted to directors, officers and employees may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of such fair market value if the optionee owns more than 10% of the common stock of Varsity), and for NQSOs, not less than 85% of fair market value on the date the NQSO is granted. Upon exercise of an option, the optionee may pay the purchase price with previously acquired securities of Varsity, or at the discretion of the Board, Varsity may loan some or all of the purchase price to the optionee.

     In the discretion of the Board, NQSOs may be exercisable immediately and need not terminate upon termination of the optionee's relationship with Varsity, and the Board may amend the terms and provisions (other than the option price) of any NQSOs. Options could be exercisable for a term which may not be less than one year or greater than ten years from the date of grant. ISOs are not transferable other than by will or by the laws of descent and distribution. NQSOs may be transferred to the optionee's spouse or lineal descendants, subject to certain restrictions. In the event of a change in control or certain other basic changes in Varsity, in the Board's discretion, each option may become fully and immediately exercisable. Options may be exercised during the holder's lifetime only by the holder, his or her guardian or legal representative. The Board may decrease the exercise price of outstanding options to the fair market value of the common stock on the date the Board resolves to decrease such price.

     Options granted pursuant to the 1991 Plan may be designated as ISOs, with the attendant tax benefits provided under Sections 421of the Internal Revenue Code of 1986, as amended. Accordingly, the 1991 Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the common stock subject to ISOs becoming exercisable for the first time by an employee during any calendar year (under all stock option plans of Varsity and its subsidiaries) may not exceed $100,000.

     Each Company director other than any director who is also a Chief Executive Officer, President, Executive Vice President or Senior Vice President of Varsity or any of its subsidiaries will receive an option to acquire 7,500 shares of common stock each year. In addition, each such individual (other than current directors) will receive an option to acquire 15,000 shares of common stock upon becoming a member of the Board of Directors and, after the first anniversary of his joining the Board, the annual grant of an option to acquire 7,500 shares concurrently with the grants to the other directors. All such directors' options will become exercisable in full on the first anniversary of the date of grant will have an exercise price equal to the fair market value of the common stock on the date of grant, which will be the closing price of the common stock on the date of each Annual Meeting of Stockholders. In order for the compensation in respect of options granted in the future under the 1991 Plan to be deductible to Varsity as "performance-based compensation" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the 1991 Plan limits the number of shares of common stock with respect to which options may be granted to any individual in any year to no more than 150,000.

     The Board may modify, suspend or terminate the 1991 Plan, provided however, that certain material modifications affecting the 1991 Plan must be approved by the stockholders, and any change in the 1991 Plan that may adversely affect an optionee's rights under an option previously granted under the 1991 Plan requires the consent of the optionee.

     The Board can no longer grant stock options under the 1991 Plan.

GENERAL DESCRIPTION OF 1997 STOCK OPTION PLAN

     Under the 1997 Plan a maximum of 1,500,000 shares of common stock has been reserved for issuance, subject to equitable adjustment upon the occurrence of any stock dividend, stock split, recapitalization, combination or exchange of shares.

     Unless otherwise determined by the Board of Directors of Varsity, the 1997 Plan shall be administered by a committee appointed by the Board ("Compensation Committee"), which shall consist of two or more members of the Board who are "outside directors" within the meaning of section 162(m) of the Code. The Compensation Committee may, in its discretion, delegate to a subcommittee its duties, including the grant of stock options or other stock-based awards. The full Board shall also have the authority, in its discretion, to grant stock options or other stock-based awards under the Plan and to administer the Plan. For all purposes under the Plan, any entity which performs the duties described, shall be referred to as the "Committee." The Committee shall have full authority, subject to the provisions of the 1997 Plan, among other things, to determine the persons to whom options or other stock-based awards will be granted, to determine the exercise price of the stock options and to prescribe, amend and rescind rules and regulations relating to the 1997 Plan.

     Grants of stock options or other stock-based awards may be made under the 1997 Plan to selected employees, directors (including directors who are not employees) and consultants of Varsity and its present or future affiliates, in the discretion of the Committee. Stock options may be either ISOs or NQSOs. The exercise price of an NQSO may be above, at or below the fair market value per share of common stock on the date of grant; the exercise price of an ISO may not be less than the fair market value per share of common stock on the date of grant.

     The 1997 Plan also provides for automatic grants of stock options (with an exercise price equal to the fair market value of a share of common stock on the date of grant) to each member of the Board of Directors of Varsity who is not a Chief Executive Officer, President, Senior Vice President or Executive Vice President of Varsity or its subsidiaries ("Eligible Directors"). Except as otherwise determined by the Committee, options to purchase 15,000 shares of common stock will be automatically granted to Eligible Directors upon commencement of their service on the Board of Directors, except with respect to Eligible Directors serving on the date of the 1997 annual stockholders meeting. Thereafter (and in each case except as otherwise determined by the Committee), Eligible Directors are granted an option to purchase 7,500 shares of common stock on the date of each subsequent annual meeting of stockholders (unless such Eligible Director has received an initial option grant less than one year prior to the date of such meeting).

     In view of the fact that each of the 1991 Plan and 1997 Plan provides certain directors with fixed automatic grants of options to acquire shares of Varsity's common stock, the Board of Directors has resolved that the total number of shares underlying options required to be granted to each eligible director shall not be duplicated.

     Options automatically granted to Eligible Directors become exercisable as to all shares on the first anniversary of the date of grant or on the retirement of the Eligible Director from the Board of Directors, whichever is first. Options automatically granted to Eligible Directors expire on the earliest of (i) the tenth anniversary of the date of grant, (ii) the second anniversary of the termination of the Eligible Directors' service on the Board of Directors for reasons other than cause, or (iii) thirty days after the termination of the Eligible Directors' service on the Board of Directors for Cause (as defined in the 1997 Plan).

     No person may be granted stock options under the 1997 Plan representing an aggregate of more than 900,000 shares of common stock during 1997 and representing an aggregate of more than 500,000 shares of common stock during any subsequent calendar year. Stock options shall be exercisable at the times and upon the conditions that the Committee may determine, as reflected in the applicable agreement. The exercise period shall be determined by the Committee; provided, however, that in the case of an ISO, such exercise period shall not exceed ten (10) years from the date of grant of such ISO.

     Except to the extent the Committee provides otherwise, in the event that the employment of a grantee shall terminate (other than by reason of death or disability), all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of three months immediately following such termination (but in no case after the stock options expire in accordance with their terms). Except to the extent the Committee provides otherwise, in the event that the employment of a optionee shall terminate by reason of death or disability, all stock options that are not exercisable at the time of such termination shall terminate and all stock options that are exercisable at the time of such termination may be exercised for a period of one year immediately following such termination (but in no event after the stock options expire in accordance with their terms). In the event of a change in control or certain other basic changes in Varsity, in the Board's discretion, each option may become fully and immediately exercisable.

     The Committee may also grant other stock-based awards under the 1997 Plan. Such stock-based awards may also be granted pursuant to any long-term incentive bonus plan Varsity may adopt in the future and will be subject to such terms and conditions as the Committee may determine.

     Except to the extent the Committee provides otherwise, stock options granted under the 1997 Plan shall not be transferable otherwise than by will or by the laws of descent and distribution. The 1997 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board of Directors, in whole or in part; PROVIDED THAT, unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the 1997 Plan to continue to comply with Section 162(m) of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. In addition, no amendment may be made which adversely affects any of the rights of an optionee under any award theretofore granted, without such grantee's written consent.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF OPTIONS GRANTED UNDER EACH OF THE 1991 PLAN AND 1997 PLAN

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to grants of stock options under each of the 1991 Plan and 1997 Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     An optionee will not recognize any taxable income upon the grant of a NQSO and Varsity will not be entitled to a tax deduction with respect to the grant of a NQSO. Upon exercise, the excess of the fair market value of a share of common stock on the exercise date over the option exercise price will be taxable as ordinary income to the optionee and will be subject to applicable withholding taxes. Varsity generally will be entitled to a tax deduction at such time in the amount of such ordinary income.

     In the event of a sale of a share of common stock received upon the exercise of a NQSO any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such common stock is more than one year.

     An optionee will not recognize any taxable income at the time of grant or timely exercise of an incentive stock option and Varsity will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an ISO may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to Varsity, if the ISO is not exercised on a timely basis (generally, while the optionee is employed by Varsity or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below. The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the exercise price generally will increase the optionee's "alternative minimum taxable income."

     A sale or exchange by an optionee of shares acquired upon the exercise of an ISO more than one year after the transfer of the shares to such optionee and more than two years after the date of grant will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the ISO or within one year from the date of transfer of the ISO shares to the optionee, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of (i) the lesser of (a) the fair market value of the shares at the time of exercise and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and Varsity will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction by Varsity.

     If an optionee uses previously acquired shares of common stock to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares of common stock received upon exercise of the option does not exceed the number of previously acquired shares so used. If nonrecognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an ISO, if a greater number of shares of common stock is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where a NQSO is being exercised, the option holder will be required to include in gross income (and Varsity will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the stock previously acquired by exercise of an ISO is transferred in connection with the exercise of another option whether or not an incentive stock option, and if, at the time of such transfer, the stock so transferred has not been held for the holding period required in order to receive favorable treatment under the rules governing ISO, then such transfer will be treated as a disqualifying disposition of the shares so transferred.

                                      * * *

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP ("Grant Thornton") as Varsity's principal accountants for the current calendar year, subject to ratification by the stockholders. Grant Thornton has acted as auditors for the Company since 1992.

     Grant Thornton has examined the financial statements of the Company for the year ended December 31, 2001. The Company expects representatives of Grant Thornton to be present at the Annual Meeting and to be available to respond to appropriate questions from stockholders. The representatives of Grant Thornton will have the opportunity to make a statement if they desire to do so.

     If, prior to the next Annual Meeting of Stockholders, such firm shall decline to act or otherwise become incapable of acting, or if its engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the next Annual Meeting will be subject to stockholder approval at such meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the shares of Common Stock present at the Annual Meeting of Stockholders and entitled to vote on this item is required to ratify the selection of Varsity's independent auditors. In the absence of contrary instructions by the stockholder giving the proxy, a stockholder's proxy will be voted for ratifying the appointment of Grant Thornton LLP as Varsity's principal accountants for the current calendar year.

     The following is a summary of fees paid to the Company's independent accountants during the year ended December 31, 2001:

     Audit Fees (1)                                                  $235,140
     Financial Information Systems Design and Implementation Fees    $-0-
     All Other Fees (2)                                              $ 32,144
                                                                     --------
                                                                     $267,284

(1) Audit fees billed by Grant Thornton LLP consisted of the examination of the Company's Annual Report on Form 10-K and review of other Company filings with the Securities and Exchange Commission.

(2) "All Other Fees" by Grant Thornton LLP for non-audit services included $19,509 for consulting services related to the disposition of the Riddell Group and Umbro Division and $12,635 for tax planning services.



                                      * * *

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
          RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

                                      * * *

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     Varsity currently anticipates holding next year's Annual Meeting of Stockholders on or about August 1, 2003. Accordingly, any stockholder desiring to submit a proposal for action at the next Annual Meeting of Stockholders which the stockholder desires to be presented in Varsity's Proxy Statement with respect to such meeting should submit such proposal to John Nichols, Chief Financial Officer, no later than March 1, 2003.

                                  OTHER MATTERS

Other than as set forth in this proxy statement, within a reasonable time before the commencement of this solicitation, the Board of Directors did not know of any other business constituting a proper subject for action by the stockholders to be presented at the Annual Meeting. However, if any such matter should properly come before the meeting, the persons named in the enclosed proxy intend to vote such proxy in accordance with their best judgment.

The proxies named in the enclosed form of proxy and their substitutes, if any, will vote the shares represented by the enclosed form of proxy, if the proxy appears to be valid on its face and, where a choice is specified on the form of proxy, the shares will be voted in accordance with each specification so made.

A list of stockholders of record of Varsity as of July 25, 2002 will be available for inspection by stockholders during normal business hours from July 25, 2002 to August 29, 2002 at the offices of Varsity, 6745 Lenox Center Court, Suite 300, Memphis, TN 38115.

     In addition to soliciting proxies by mail, Varsity may make requests for proxies by telephone, telegraph or messenger or by personal solicitation by officers, directors, or employees of Varsity, or by anyone or more of the foregoing means. Varsity will also reimburse brokerage firms and other nominees for their actual out-of-pocket expenses in forwarding proxy material to beneficial owners of Varsity's shares. All expenses in connection with such solicitation are to be paid by Varsity.

                                      By Order of the Board of Directors


                                      /s/ Robert E. Nederlander
                                      -------------------------
                                      Robert E. Nederlander
                                      CHAIRMAN OF THE BOARD
[DATED: _______, 2002]

                                   APPENDIX A


                              VARSITY BRANDS, INC.
                             AUDIT COMMITTEE CHARTER
                             -----------------------


This charter governs the operations of the audit committee. The audit committee shall review and reassess the charter at least annually and obtain the approval of the board of directors for any modifications or revisions.

                             COMMITTEE ORGANIZATION

The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they are not employees or officers of Varsity, are, in the opinion of the board of directors, free of any relationship that may interfere with the exercise of their independence from management and meet the independence standards for serving on audit committees as set forth in the rules of the American Stock Exchange.

All committee members shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or shall become financially literate within a reasonable period of time after appointment to the committee. At least one committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other experience or background which results in the individual's financial sophistication such as experience as a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities.

The board of directors shall appoint one member of the committee as chairperson. He or she shall be responsible for leadership of the committee, including approving the agenda, presiding over meetings, and reporting to the board of directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer and the lead independent audit partner.

                               STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial accounting and reporting process and practices. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.

The audit committee shall meet at least two times each year. A quorum must be present at each audit committee meeting, with a quorum consisting of at least 50% of the committee's members.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     o The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's stockholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to stockholders' approval.

     o The committee shall discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet with the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form l0-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

     o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chairperson of the committee may represent the entire committee for the purposes of this review.

                           VARSITY BRANDS, INC. PROXY

                ANNUAL MEETING OF STOCKHOLDERS - AUGUST 29, 2002

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND UNLESS OTHERWISE PROPERLY MARKED AND EXECUTED BY THE UNDERSIGNED STOCKHOLDER THIS WILL BE VOTED FOR ALL PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS.

The undersigned hereby appoints each of Robert E. Nederlander and Jeffrey G. Webb, each with full power to act without the other, and with full power of substitution as the undersigned or any attorneys and proxies of the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Varsity Brands, Inc., to be held on August 29, 2002, at 10:00 a.m. (Central Time), at Varsity's corporate headquarters at 6745 Lenox Center Court, Suite 300, Memphis, Tennessee 38115, or at any adjournment or postponement thereof, upon such business as may properly come before the meeting, including the items set forth below.

1.   ELECTION OF DIRECTORS.

     [_] FOR all nominees below (except as marked to the contrary to vote for all nominees below)

     [_]  WITHHOLD AUTHORITY to vote for nominees below

     NOMINEES: ROBERT E. NEDERLANDER, LEONARD TOBOROFF, JEFFREY G. WEBB, JOHN MCCONNAUGHY, DON R. KORNSTEIN , JR., GLENN E. ("BO") SCHEMBECHLER, AND ARTHUR N. SEESSEL, III

INSTRUCTION:        To withhold authority to vote for any nominee, write that
                    nominee's name in the space below.

---------------------------------------------------------------------

2. TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS CERTIFIED INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 CALENDAR YEAR.

     [_] FOR                [_] AGAINST                [_] ABSTAIN

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person._____________________________________________________________________

                                            Dated ________________________, 2002

                                            ____________________________________
                                            Signature

                                            ____________________________________
                                            Signature if held jointly

                                            PLEASE MARK, SIGN, DATE AND RETURN
                                            THIS PROXY CARD PROMPTLY USING THE
                                            ENCLOSED ENVELOPE.